FRESHSTART VENTURE CAPITAL CORP.
                              313 WEST 53RD STREET
                               NEW YORK, NY 10019

                    Notice of Annual Meeting of Shareholders
                           To Be Held on May 16, 1997


To the Shareholders:

     The Annual Meeting of Shareholders of Freshstart Venture Capital Corp. (the "Company") will be held at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York, on May 16, 1997 at 10:30 a.m. to consider and act upon the following matters:

     1. To elect eight directors to serve until the next Annual Meeting and until their successors are chosen and qualified.

     2. To ratify and approve the selection by the Board of Directors of Michael
C. Finkelstein & Co. as the Company's independent public accountants for the fiscal year ending May 31, 1996.

     3. To approve the selection by the Board of Directors of Michael C. Finkelstein & Co. as the Company's independent public accountants for the fiscal year ended May 31, 1997.

     4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 21, 1997 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open.

     All shareholders are cordially invited to attend the meeting.

                                   By Order of the Board of Directors



                                   NEIL GREENBAUM, Secretary

April 24, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                        Freshstart Venture Capital Corp.

                              313 West 53rd Street
                            New York, New York 10019

                               Proxy Statement for
                         Annual Meeting of Shareholders

                                  May 16, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Freshstart Venture Capital Corp. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 16, 1997 and at any adjournment of that meeting. In considering whether or not to have an adjournment, management will consider what is in the best interest of the shareholders. All proxies will be voted as marked. Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy may be revoked by a shareholder at any time before it is exercised by written or oral request to Neil Greenbaum, Secretary of the Company. The date of mailing of this Proxy Statement is expected to be on or about April 24, 1997.

     The Board of Directors has fixed April 21, 1997 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. At the close of business on April 21, 1997, there were outstanding and entitled to vote 2,172,688 outstanding shares of common stock (the "Common Stock") of the Company. Each share is entitled to one vote.

     The following table sets forth information concerning ownership of the Company's Common Stock as of April 21, 1997, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock.

                                     Number of                Percent of
                                      Shares                  Common Stock
Name and Address                 Beneficially Owned           Outstanding
----------------                 ------------------           -----------

Neil Greenbaum                     142,848 (2)                   6.6%
29 Flamingo Road North
East Hills, NY  11576 (1)

Zindel Zelmanovitch                188,328 (3)                   8.7%
1934 East 18th Street
Brooklyn, NY  11229

                                     Number of                Percent of
                                      Shares                  Common Stock
Name and Address                 Beneficially Owned           Outstanding
----------------                 ------------------           -----------

Pearl Greenbaum                    195,052 (4)                   9.0%
300 Winston Drive
Cliffside Park, NJ 07010 (1)

(1)  Pearl Greenbaum is the mother of Neil Greenbaum.

(2) Includes 5,400 shares held by Mr. Greenbaum's children. Also includes 13,040 shares held in joint tenancy with Mr. Greenbaum's wife. Also includes 10,260 shares held by the defined benefit plan of Pearland Brokerage Inc. of which Mr. Greenbaum is an administrator. Also includes 7,180 shares held by the Freshstart Venture Capital Money Purchase Plan of which Mr. Greenbaum is an administrator. Excludes 30,200 shares held by his wife and 20,440 shares held by his mother and children as joint tenants, as to which shares Mr. Greenbaum disclaims beneficial ownership.

(3) Includes 50,348 shares held with his wife as joint tenants and 1,600 shares held directly by his wife. Also includes 33,564 shares held as custodian for three of his children. Includes 4,072 shares held by his children. Also includes 46,900 shares held in pension plans of which Mr. Zelmanovitch is the beneficiary. Includes 44,664 shares held by a corporation of which Mr. Zelmanovitch is a majority stockholder. Also includes 7,180 shares held by the Freshstart Venture Capital Money Purchase Plan of which Mr. Zelmanovitch is an administrator.

(4) Includes 39,100 shares held in joint tenancy with Mrs. Greenbaum's grandchildren. Also includes 33,760 shares held in joint tenancy with her daughter, Karen Franklin. Excludes 93,240 shares held by her husband, Andrew Greenbaum, as to which shares Mrs. Greenbaum disclaims beneficial ownership. Also excludes 10,260 shares held by the benefit plan of Pearland Brokerage Inc. of which Mrs. Greenbaum is an administrator and as to which shares Mrs. Greenbaum disclaims beneficial ownership.

     Except as otherwise indicated above, the persons listed in the above table have sole voting and investment power with respect to their respective shares.

     All of the persons listed above, for as long as they continue to hold five percent or more of the Company's outstanding Common Stock will be deemed "affiliated persons" of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     All of the Company's outstanding preferred stock is nonvoting and is held by the United States Small Business Administration ("SBA").

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required for the election of directors. The persons named in the proxy will vote, as permitted by the By-Laws of the Company, to elect as directors the eight nominees named below, unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of directors as to whom authority to vote is withheld. The proxy may not be voted for more than eight directors. Six of the eight nominees are presently directors of the Company.

     Each director will be elected to hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable.

     The following sets forth the name of each nominee and the positions and offices held by him or her, his or her age, the date on which he or she became a director of the Company, his or her principal occupation and business experience for the last five years and the names of other publicly-held companies in which he or she serves as a director:

     Zindel Zelmanovitch, 49, has been President and a director of the Company since March 1982. Mr. Zelmanovitch is also President, director and a principal shareholder of East Coast Venture Capital Inc., which company has been a licensed SSBIC since 1986. He has also served as Secretary and a director of the National Association of Investment Companies (NAIC) since 1991 and a Secretary and a director of the National Association of Investment Companies Management Group, Inc. since 1993. From 1976 to 1991 Mr. Zelmanovitch was the President and sole shareholder of Z. Zindel Funding Corp., which company was licensed by the New York State Banking Department as a Licensed Mortgage Banker. He has also been licensed as a real estate broker by the New York Department of State since 1976. Mr. Zelmanovitch is also the President of Z. Zindel Corp., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Mr. Zelmanovitch received an M.B.A. from Long Island University in June 1977.

     Neil Greenbaum, 40, has been the Secretary and a director of the Company since March 1982. Mr. Greenbaum has acted as Vice President and Secretary of Pearland Transfer Corp., a licensed medallion broker, and Pearland Brokerage Inc., an insurance brokerage company, for more than five years. Mr. Greenbaum has been President of Hereford Insurance Company since April 1994. He has been the President of United Brokers Association, a taxicab brokerage organization, since October 1988. Mr. Greenbaum has also been President of All Taxi Management Inc. since 1995. Mr. Greenbaum has also been President of the New York City Committee for Taxi Cab Safety since 1996 and was appointed to the Taxi and Limousine Advisory Board in March 1997.

     Pearl Greenbaum, 73, has been the Vice President and a director of the Company since March 1982. Mrs. Greenbaum has been President of Pearland Transfer Corp. and Pearland Brokerage Inc. for more than five years. She has been Treasurer of Hereford Insurance Company since April 1994.

     Michael L. Moskowitz, 38, has been a director of the Company since June 1984. From 1984 to 1992 Mr. Moskowitz was Treasurer of the Company. Mr. Moskowitz has been President of M. L. Moskowitz and Co., Inc., a residential mortgage banking firm, since August of 1986.

     Eugene Haber, 49, has been a director of the Company since September 1996. He has been a practicing attorney since 1973 and since 1975 a partner in the firm of Cobert, Haber & Haber, a general practice law firm specializing in litigation and commercial transactions with a heavy emphasis on the New York City Taxi industry.

     Alan Work, 41, has been a director of the Company since March 1988. Since 1989, he has been Executive Vice President for Quantex Associates Inc., an executive search firm. From 1982 to 1989, Mr. Work was an account executive for E.D.P. World.

     Ben Lichtenberg, 42, has been an Executive Vice President in charge of Investment Banking at First Colonial Securities Group since 1992. From 1990 to 1992 he was a Vice President in charge of Investment Banking at S.W. Ryan & Co. Prior to that, from 1988 to 1990 he was a Vice President in charge of Investment Banking at Bryn Mawr Investments. Mr. Lichtenberg received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

     John Hamill, 52, has been President of Suburban Greater Hartford Realty Management Corporation ("Suburban Greater Hartford") since 1992. From 1976 to 1992 Mr. Hamill was a Vice President of Greater Hartford Realty Management Corporation until he bought the company and changed its name to Suburban Greater Hartford in 1992. Also from 1972 to 1992 Mr. Hamill was a Vice President of Utility Development Corporation, the parent corporation of Suburban Greater Hartford, which rehabilitated or constructed over 6,000 units many of which projects were constructed with the help of HUD mortgage insurance programs. Mr. Hamill received a B.S. in Biology and a Masters in Education from the University of Hartford. Mr. Hamill was initially a high school chemistry teacher.

     The following table sets forth information concerning ownership of the Company's Common Stock as of April 21, 1997 by each director and officer of the Company and by all directors and officers of the Company as a group.

                                            Number of             Percent of
                                             Shares               Common Stock
Name and Address                         Beneficially Owned       Outstanding
----------------                         ------------------       -----------

*Neil Greenbaum(1)                            142,848(2)              6.6%

*Zindel Zelmanovitch                          188,328(3)              8.7%

*Pearl Greenbaum(1)                           195,052(4)              9.0%

Michael L. Moskowitz                           39,183(5)              1.8%

Eugene Haber                                      176(7)               (6)

Alan Work                                       4,720(8)               (6)

Ben Lichtenberg                                 7,000(9)               (6)

John Hamill(1)                                 38,600(10)             1.8%

Officers and Directors                        615,907                28.3%
of the Company as a
group (8 persons)

----------

* "Interested Person" with respect to the Company, as such term is defined in the 1940 Act.

(1)  Pearl Greenbaum is the mother of Neil Greenbaum.

(2) Includes 5,400 shares held by Mr. Greenbaum's children. Also includes 13,040 shares held in joint tenancy with Mr. Greenbaum's wife. Also includes 10,260 shares held by the defined benefit plan of Pearland Brokerage Inc. of which Mr. Greenbaum is an administrator. Also includes 7,180 shares held by the Freshstart Venture Capital Money Purchase Plan of which Mr. Greenbaum is an administrator. Excludes 30,200 shares held by his wife and 20,440 shares held by his mother and children as joint tenants, as to which shares Mr. Greenbaum disclaims beneficial ownership.

(3) Includes 50,348 shares held with his wife as joint tenants and 1,600 shares held directly by his wife. Also includes 33,564 shares held as custodian for three of his children. Includes 4,072 shares held by his children. Also includes 46,900 shares held in pension plans of which Mr. Zelmanovitch is the beneficiary. Includes 44,664 shares held by a corporation of which Mr. Zelmanovitch is a majority stockholder. Also includes 7,180 shares held by the Freshstart Venture Capital Money Purchase Plan of which Mr. Zelmanovitch is an administrator.

(4) Includes 39,100 shares held in joint tenancy with Mrs. Greenbaum's grandchildren. Also includes 33,760 shares held in joint tenancy with her daughter, Karen Franklin. Excludes 93,240 shares held by her husband, Andrew Greenbaum, as to which shares Mrs. Greenbaum disclaims beneficial ownership. Also excludes 10,260 shares held by the benefit plan of Pearland Brokerage Inc. of which Mrs. Greenbaum is an administrator and as to which shares Mrs. Greenbaum disclaims beneficial ownership.

(5) Includes 9,000 shares held by M.L. Moskowitz & Co., Inc. of which Mr. Moskowitz is a principal shareholder. Also includes 7,095 shares held by the profit sharing plan of M.L. Moskowitz & Co. of which Mr. Moskowitz is the trustee.

(6)  Represents less than 1% of the Common Stock.

(7)  Includes 132 shares held by his wife.

(8) Includes 2,220 shares held by Mr. Work and his wife as joint tenants and 2,500 shares held by the pension plan of a company of which Mr. Work is the sole trustee.

(9)  These shares are held with Mr. Lichtenberg's children as joint tenants.

(10) Excludes (i) 10,200 shares held by Mr. Hamill's three children, (ii) 18,660 shares held by his mother-in-law, Pearl Greenbaum, and his children as joint tenants and (iii) 72,500 shares held by his wife as to all of which shares Mr. Hamill disclaims beneficial ownership.

     Except as otherwise indicated above, the persons listed in the above table have sole voting and investment power with respect to their respective shares.

     During the fiscal year ended May 31, 1996, the Company's Board of Directors held 5 meetings. Each director attended at least 75% of such meetings.

     The Company does not have standing audit, nominating or compensation committees. The Board of Directors has a Credit Committee comprised of Mr. Zelmanovitch, Mr. Greenbaum and Mr. Haber. The Credit Committee reviews loan activities and delinquencies and provides recommendations to the Board of Directors.

Executive Compensation

     The following table sets forth all remuneration for services rendered to the Company during the year ended May 31, 1996 paid to or accrued for the account of (i) each of the executive officers and (ii) all executive officers and directors as a group.

Name of Individual or
Number of Persons                  Capacities in
     in Group                       Which Served          Cash Compensation(1)
---------------------               ------------          --------------------

Zindel Zelmanovitch                 President                $ 85,320
                                    and Director

Neil Greenbaum                      Secretary                $ 36,300
                                    and Director

Pearl Greenbaum                     Vice President           $ 20,496
                                    and Director

All executive officers
and directors as a
group (3)                                                    $145,146

----------
(1) Officers' salaries constitute a major portion of the Company's total "management fee compensation" which must be approved by the SBA. The SBA has approved management fee compensation of $225,000 for the Company. This amount includes officers' salaries, other salaries and employee benefits.

     The Company has a policy of paying its directors fees of $100 for each meeting attended, not to exceed a total of $1,000 in any single year for any individual director.

     The Company initiated a defined contribution plan in fiscal 1989. The eligibility requirements for participation in the plan are a minimum age of 21 years old and twenty-four months of continuous employment with the Company. Contributions are currently limited to ten percent of each participant's compensation. All employees and officers were covered and fully vested in the plan as of May 31, 1996.

                                   Accrued Benefits
                                 Contributed for the            Balance Vested
  Name of                        Twelve Months Ended                as of
Individual                           May 31, 1996                May 31, 1996
----------                       -------------------            --------------

Neil Greenbaum                        $  3,630                    $ 92,968

Pearl Greenbaum                          2,050                      69,205

Zindel                                   8,532                     213,060
Zelmanovitch

All Other                                1,968                      39,425
Employees                             --------                    --------

                                      $ 16,180                    $414,658
                                      ========                    ========



Certain Transactions

     Neil Greenbaum and Pearl Greenbaum, officers and directors of the Company, and Barbara Joy Hamill and Andrew Greenbaum, principal shareholders of the Company, are principals in Pearland Transfer Corp. ("Pearland") which is licensed to broker taxi medallions. Frequently, Pearland refers an individual purchasing a medallion to sources of financing, including the Company and other SSBICs. A substantial portion of the Company's taxicab medallion financings are referred to the Company by Pearland. Pearland receives no compensation from the Company for these referrals. Pearland, however, receives a brokerage fee of approximately $3,000-$4,000 per medallion transfer, the cost of which fee is typically split between the purchaser and seller of the medallion.

     Mr. Zelmanovitch, President and a director of the Company, is also President and a director of East Coast Venture Capital Inc. ("East Coast"), another SSBIC. The Company and East Coast have made four loans to the same borrowers. The Company's and East Coast's loans to these borrowers aggregate approximately $400,000 and $115,050, respectively. Because such coinvesting may be prohibited under the 1940 Act, the Company has agreed not to make any additional coinvestments unless it is determined such transaction is consistent with the provisions of the 1940 Act.

     The Company currently leases office space from 313 West 53rd Street Assoc., a partnership whose partners consist of certain officers and directors of the Company, for $1,500 per month plus a prorated portion of any increases in the landlord's operating costs above those in effect at the time the lease was entered into and the prorated share of any repair expenses incurred by the landlord. The lease expires in November 1997.


                                 PROPOSAL NO. 2
        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS FOR
                                   FISCAL 1996

     The Board of Directors, including a majority of directors who are not interested persons of the Company, selected Michael C. Finkelstein & Co. as independent public accountants to be employed by the Company for the fiscal year ended May 31, 1996 to sign or certify such financial statements, or any portions thereof, as may be filed by the Company with the Securities and Exchange Commission or any other authorities at any time. Michael C. Finkelstein & Co. acted as the Company's independent public accountants during fiscal 1996. The approval of the Company's auditors for fiscal 1996 was inadvertently not submitted to shareholders for approval. Therefore, the employment of such independent public accountants for such purpose is still subject to ratification by shareholders. No member of Michael C. Finkelstein & Co. or any associate thereof has a direct or indirect material financial interest in the Company or any of its affiliates.

     The affirmative vote of a majority of the Common Stock present or represented at the meeting is required to ratify and approve the selection of Michael C. Finkelstein & Co. as independent public accountants for the Company for fiscal 1996.

     The Board of Directors of the Company recommends a vote FOR Proposal No. 2.


                                 PROPOSAL NO. 3
          APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1997

     The Board of Directors, including a majority of directors who are not interested persons of the Company, subject to shareholder approval, has selected Michael C. Finkelstein & Co. as independent public accountants to be employed by the Company for the fiscal year ending May 31, 1997 to sign or certify such financial statements, or any portions thereof, as may be filed by the Company with the Securities and Exchange Commission or any other authorities at any time. The employment of such independent public accountants for such purpose is subject to approval by the shareholders at this meeting. No member of Michael C. Finkelstein & Co. or any associate thereof has a direct or indirect material financial interest in the Company or any of its affiliates.

     The affirmative vote of a majority of the Common Stock present or represented at the meeting is required to approve the selection of Michael C. Finkelstein & Co. as independent public accountants for the Company for fiscal 1997.

     A representative of Michael C. Finkelstein & Co. will be present at the Annual Meeting of Shareholders for the purpose of answering shareholder questions and making any other appropriate statement.

     The Board of Directors of the Company recommends a vote FOR Proposal No. 3.


                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.


Deadline for Submission of Shareholder Proposals

     Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than December 26, 1997 for inclusion in the proxy statement for that meeting. Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

Requests for Financial Statements

     The Company will furnish, without charge a copy of its financial statements for the fiscal year ended May 31, 1996 and for the six-months ended November 30, 1996 to shareholders who make written request to the Company at 313 West 53rd Street, New York, NY 10019 or call the Company collect at (212) 265-2249.

     The Board of Directors invites shareholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                      By Order of the Board of Directors


                                      NEIL GREENBAUM, Secretary
April 24, 1997

--------------------------------------------------------------------------------

                        PROXY FOR HOLDERS OF COMMON STOCK
                        Freshstart Venture Capital Corp.

The undersigned holder of shares of common stock, $.01 par value ("Common Stock"), of Freshstart Venture Capital Corp. (the "Company") hereby constitutes and appoints Zindel Zelmanovitch and Neil Greenbaum and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on May 16, 1997 at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York at 10:30 a.m., and at any and all adjournments thereof, in respect of all Common Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

PROPOSAL 1. To Elect Directors                        WITHHOLD   AUTHORITY
            FOR     electing     all                  to vote for all nominees
            nominees    listed   (as                  listed |_|
            recommended in the proxy
            statement)   except   as
            marked below |_|

            Zindel  Zelmanovitch,   Neil  Greenbaum,  Pearl  Greenbaum,  Michael
            Moskowitz, Eugene Haber, Alan Work, Ben Lichtenberg and John Hamill.

            (INSTRUCTION: To withhold authority to vote for any individual nominee, write that person's name in the space provided.)


             ___________________________________________________________________


PROPOSAL 2. To ratify and approve the  appointment  of Michael C.  Finkelstein &
            Co. as independent public accountants for the fiscal year ending May 31, 1996.

                 |_| FOR             |_| AGAINST            |_|ABSTAIN

PROPOSAL 3. To approve the  appointment  of Michael C.  Finkelstein & Co. as the
            Company's independent public accountants for the fiscal year ended May 31, 1997.

                 |_| FOR             |_| AGAINST            |_|ABSTAIN

PROPOSAL 4. Such other matters as may properly come before the meeting.

                 |_| FOR             |_| AGAINST            |_|ABSTAIN


                  (continued and to be signed on reverse side)

--------------------------------------------------------------------------------


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Specify desired action by checkmarks in the appropriate spaces. The Proxy will be voted as specified. If no specification is made, the Proxy will be voted for the nominees named in the Proxy Statement to represent the holders of Common Stock and in favor of Proposal 2 and Proposal 3. The persons named as proxies have discretionary authority, which they intend to exercise in favor of the proposals referred to and according to their best judgment as to other matters which properly come before the meeting.




No. of Shares: ________                     Dated: __________________


----------------------                      --------------------------------
(Print Name)                                (Signature of Shareholder)

----------------------                      --------------------------------
(Print Name)                                (Signature of Shareholder)


                                            The   signature(s)   on  this  Proxy
                                            should  correspond  exactly with the
                                            shareholder's   name  as  stencilled
                                            hereon.   In  the   case  of   joint
                                            tenancies,      co-executors      or
                                            co-trustees,   both   should   sign.
                                            Person(s)   signing   as   Attorney,
                                            Executor, Administrator,  Trustee or
                                            Guardian should provide full title.


PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

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